UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 30, 2016
Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2016 annual meeting of the shareholders (the “Annual Meeting”) of Harley-Davidson, Inc. (the “Company”) was held on April 30, 2016.  At the Annual Meeting, shareholders of the Company elected the following directors for terms expiring in 2017 by the votes indicated:

	Shares Voted in Favor of	Shares Withholding Authority	Broker Non-Votes

R. John Anderson	130,268,950	621,272	24,333,895
Michael J. Cave	129,864,806	1,025,416	24,333,895
Donald A. James	120,903,076	9,987,146	24,333,895
Matthew S. Levatich	129,353,818	1,536,404	24,333,895
Sara L. Levinson	128,260,528	2,629,694	24,333,895
N. Thomas Linebarger	128,944,209	1,946,013	24,333,895
George L. Miles, Jr.	127,147,185	3,743,037	24,333,895
James A. Norling	126,897,970	3,992,252	24,333,895
Jochen Zeitz	129,155,189	1,735,033	24,333,895

The following reflects the voting results for matters other than the election of directors brought for vote at the Annual Meeting:

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Approval, by advisory vote, of the compensation of the Company’s named executive officers	125,864,017	4,618,631	407,574	24,333,895
Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm	143,975,762	10,968,522	279,833	----

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.

May 4, 2016	By:	/s/ Rebecca W. House
Rebecca W. House
Assistant Secretary